UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report March 12, 2004

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 9. INFORMATION FURNISHED PURSUANT TO SEC REGULATION FD

On March 12, 2004, Office Depot, Inc. issued a press release announcing certain executive management changes, including the appointments of Rick Lepley as the new EVP, North American Retail; Frank Scruggs as the new EVP, Human Resources and Carl Rubin as Chief Marketing Officer (in addition to his continuing role as EVP, Chief Merchandising Officer), together with the departures of its President, North American Retail; its current Chief Marketing Officer; and its EVP, Human Resources. A copy of the press release is attached hereto as Exhibit 99.1.1 and incorporated by reference herein.

On March 12, 2004, Office Depot, Inc. also issued an audio-taped message by its Chairman and CEO, Bruce Nelson (“Mr. Nelson”), providing commentary on the executive management changes. A copy of the transcript of this taped message lease is attached hereto as Exhibit 99.1.2 and incorporated by reference herein. The audio-taped message may be heard at http://investor.officedepot.com for a period of at least 14 days from the date of this filing.

This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. The filing of this Form 8-K does not constitute an admission as to the materiality of any information contained in this report or that the information contained herein is material investor information that is not otherwise publicly available.

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     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1.1	Press release of Office Depot, Inc. issued on March 12, 2004.

99.1.2	Transcript of audio-taped message from Bruce Nelson, Office Depot’s Chairman and CEO

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: March 12, 2004	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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